Exhibit 99.1

IDEAYA Biosciences, Inc. Reports Second Quarter 2021

Financial Results and Provides Business Update

-	Strong balance sheet of ~$400 million cash, cash equivalents and marketable securities is anticipated to fund planned operations into 2025
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Enrolling MTAP-deletion solid tumors patients into the IDE397 Phase 1 dose escalation and tumor biopsy cohorts; targeting to obtain additional clinical pharmacodynamic data, including plasma SAM and tumor SDMA, in the fourth quarter of 2021

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Targeting development candidate nomination for each of potential first-in-class PARG and Pol Theta synthetic lethality (SL) programs in the fourth quarter of 2021, and advancing chemistry optimization of Werner Helicase and second MTAP-SL programs

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Targeting clinical data update for darovasertib combination(s) in the fourth quarter of 2021; amended Pfizer clinical trial collaboration and supply agreement to enable expansion for 40 additional patients on darovasertib / crizotinib combination

-	Targeting FDA clearance in the first half of 2022 to initiate a Phase 1 clinical trial to evaluate darovasertib in GNAQ mutation-mediated rare diseases

South San Francisco, CA, August 10, 2021 – IDEAYA Biosciences, Inc. (Nasdaq:IDYA), a synthetic lethality focused precision medicine oncology company committed to the discovery and development of targeted therapeutics, provided a business update and announced financial results for the second quarter ended June 30, 2021.

“We reported clinical data across multiple programs in the second quarter of 2021, including early clinical pharmacodynamic data for IDE397 in MTAP-deletion patients, as well as overall survival data for darovasertib monotherapy and early clinical efficacy for the darovasertib / binimetinib and darovasertib / crizotinib combinations in metastatic uveal melanoma patients.  We also continued to advance our broad synthetic lethality pipeline and platform, with two potential development candidates anticipated in the fourth quarter of 2021 and multiple potential first-in-class preclinical targets and programs advancing against genetically defined patient populations.    These clinical data and our synthetic lethality pipeline demonstrate our clinical progress and commitment to deliver precision medicine oncology therapies to patients with high unmet medical needs,” said Yujiro S. Hata, Chief Executive Officer and President of IDEAYA Biosciences.

Program Updates

Key highlights for IDEAYA’s pipeline programs include:

IDE397 (MAT2A)

IDEAYA is evaluating IDE397, a potent and selective small molecule inhibitor targeting methionine adenosyltransferase 2a (MAT2A), in patients having solid tumors with methylthioadenosine phosphorylase (MTAP) deletion, a patient population estimated to

represent approximately 15% of solid tumors.   IDEAYA is leading early clinical development of IDE397.  Subject to exercise of its option, GlaxoSmithKline (GSK) will lead later stage global clinical development.  Highlights:

•	Actively enrolling patients into the dose escalation and tumor biopsy cohorts of the Phase 1 clinical trial IDE397-001 (ClinicalTrials.gov Identifier: NCT04794699)
•	Patients are being identified by next generation sequencing (NGS) or by MTAP immunohistochemistry (IHC) assay with confirmatory NGS
•	Enrolled patients having multiple solid tumor types with MTAP-deletion, including non-small cell lung cancer, pancreatic cancer, thymic cancer and adenoid cystic carcinoma
•

IDE397 has been generally well tolerated, with observed drug-related adverse events as of June 25, 2021 of only grade 1 drug-related adverse events, including constipation, nausea and fatigue; there were no reported drug-related serious adverse events and no reported myelosuppression, or changes to bilirubin or to aminotransaminase (AST) or alanine aminotransferase (ALT) enzymes

•

Observed reduction of plasma S-adenosylmethionine, or SAM, a proximal pharmacodynamic marker, in each of the first two cohorts of the IDE397 Phase 1 dose escalation study, satisfying the clinical protocol threshold of approximately 60% or greater to initiate the tumor biopsy cohort of the IDE397 Phase 1 clinical trial

•	Targeting initiation of the tumor biopsy cohort in the third quarter of 2021 to evaluate tumor PD biomarkers, including tumor SAM as well as tumor symmetric dimethylarginine, or SDMA.
•	Targeting to obtain additional PD data, including plasma SAM, tumor SAM and tumor SDMA, in the fourth quarter of 2021
•

Subject to satisfactory completion of the dose escalation portion of the Phase 1 clinical trial, IDEAYA plans to enroll MTAP deletion patients into expansion arms in NSCLC and potentially in other solid tumor indications such as esophageal, gastric, bladder, head and neck, or pancreatic cancers

•

Demonstrated preclinical efficacy of monotherapy IDE397 in a study of over forty solid tumor patient derived xenograft (PDX) models with homozygous MTAP deletions across a range of solid tumor types, including NSCLC, esophageal, gastric, bladder, head and neck, and pancreatic cancers; study data was reported at AACR 2021

•	Observed preclinical in vivo efficacy of IDE397 in combination with a taxane, showing enhanced TGI in pancreatic cancer PDX models

PARG

IDEAYA is advancing preclinical research for an inhibitor of poly (ADP-ribose) glycohydrolase (PARG) in patients having tumors with a defined biomarker based on genetic mutations and/or molecular signature.   PARG is a novel target in the same clinically validated biological pathway as poly (ADP-ribose) polymerase (PARP). IDEAYA owns or controls all commercial rights in its PARG program. Highlights:

•	Identified a novel and proprietary HRD biomarker to guide patient selection, with validation in vitro and in vivo in CDX models across multiple solid tumor indications

•	Demonstrated PARGi dose-dependent in vivo efficacy as monotherapy with tumor regression or stasis in ovarian, gastric and breast cancer CDX models
•	Observed in vivo efficacy with enhanced TGI or tumor regressions relative to niraparib, a PARPi, in multiple CDX models, including in a niraparib-resistant CDX model
•	Showed tumor regressions in multiple breast cancer PDX models with defined genetic and subtyping profiles, including in niraparib resistant PDX models
•	Showed pharmacological inhibition of PARG in a panel of homologous recombination deficient cell lines and in CDX and PDX models; study data reported at AACR 2021
•	Subject to further preclinical studies, IDEAYA is targeting to identify a PARG inhibitor development candidate in the fourth quarter of 2021

Pol Theta

IDEAYA’s DNA Polymerase Theta, (Pol Theta) program targets tumors with BRCA or other homologous recombination deficiency, or HRD, mutations.  IDEAYA and GSK are collaborating on ongoing preclinical research, including small molecules and protein degraders, and GSK will lead clinical development for the Pol Theta program.   Highlights:

•	Demonstrated in vivo efficacy with tumor regression in BRCA2 -/- xenograft model with IDEAYA Pol Theta inhibitor in combination with niraparib, a GSK PARP inhibitor; and
•	Subject to further preclinical studies, IDEAYA is targeting selection of a Pol Theta inhibitor development candidate in the fourth quarter of 2021

Werner Helicase

IDEAYA is advancing preclinical research for an inhibitor targeting Werner Helicase for tumors with high microsatellite instability (MSI). IDEAYA and GSK are collaborating on ongoing preclinical research, and GSK will lead clinical development for the Werner Helicase program.   Highlights:

•	observed dose-dependent cellular viability effect and dose-dependent cellular PD response in multiple endogenous MSI high cell lines
•	Demonstrated efficacy and PD response in relevant MSI high in vivo models

Other Synthetic Lethality Pipeline Programs

IDEAYA is advancing additional preclinical research programs to identify small molecule inhibitors for an MTAP-synthetic lethality target, as well as for multiple distinct DNA Damage Targets for patients with solid tumors characterized by proprietary biomarkers or gene signatures.

Darovasertib (IDE196)

IDEAYA continues to execute on its clinical trial strategy to evaluate darovasertib (IDE196), a potent and selective PKC inhibitor.

IDEAYA is evaluating darovasertib in metastatic uveal melanoma (MUM) as monotherapy and in combination therapies, including combinations of darovasertib / binimetinib and independently, darovasertib / crizotinib.  The company is continuing to enroll MUM patients into each of the combination arms of the Phase 1/2 clinical trial and is targeting to provide a clinical data update for the darovasertib combination(s) in the fourth quarter of 2021.

IDEAYA is planning to seek FDA regulatory guidance for darovasertib monotherapy based on observed overall survival data in MUM in the second half of 2021, and/or for darovasertib combination(s) on potential registration-enabling trial design in MUM in the first half of 2022.

The company is also evaluating darovasertib as monotherapy outside of MUM, with a focus in GNAQ/11-mutation skin melanoma.

Darovasertib Monotherapy

IDEAYA has completed enrollment into its ongoing Phase 1/2 clinical trial evaluating darovasertib as monotherapy in MUM patients. The company is continuing enrollment into its ongoing basket trial evaluating darovasertib as monotherapy in patients having non-MUM tumors harboring GNAQ or GNA11 activating mutations.  The company’s development strategy in the monotherapy non-MUM GNAQ/11 arm of the clinical trial is focused on skin melanoma. Highlights:

•

Clinical data from Phase 1/2 clinical trial arm evaluating monotherapy darovasertib in MUM patients showed 57% 1-year overall survival (OS) with 95% confidence interval (44%, 69%) and median OS of 13.2 months with 95% confidence interval (10.7 months, not reached), in predominantly 2L/3L and heavily pretreated to 7L/8L patients, as of data and analyses cutoff on April 13, 2021 based on preliminary data from an unlocked database (n=81 patients evaluable for safety and n=75 patients evaluable for efficacy pursuant to RECIST 1.1 guidelines)

•	Historical 37% 1-year OS and median OS of ~7 months have been reported in similar 2L/3L+ MUM patient population (Rantala 2019)
•

Clinical data from Phase 1/2 clinical basket trial arm evaluating monotherapy darovasertib in skin melanoma patients showed tumor reduction in 80% (n=4) of 5 evaluable skin melanoma patients pursuant to RECIST1.1 guidelines, including one confirmed PR, as of data and analyses cutoff of April 13, 2021 based on preliminary data from an unlocked database (n=7 patients evaluable for safety and n=5 patients evaluable for efficacy pursuant to RECIST 1.1 guidelines)

•

An aggregate of 88 patients were evaluable for safety across Phase 1/2 arms evaluating darovasertib in MUM and skin melanoma patients.  As of the April 13, 2021 data and analyses cutoff, and based on preliminary data from an unlocked database, the overall safety profile of darovasertib monotherapy is consistent with prior experience and includes primarily common low grade but manageable GI and skin toxicities

•	Preliminary clinical data from darovsertib monotherapy arm shows that darovasertib activity is independent of HLA status

Darovasertib / Binimetinib Combination Therapy

IDEAYA is continuing patient enrollment into the darovasertib / binimetinib combination arm of the Phase 1/2 clinical trial under the clinical trial collaboration and supply agreement with Pfizer.  Highlights:

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Clinical data from Phase 1/2 clinical trial arm evaluating the darovasertib / binimetinib combination in MUM patients showed 22% (n=2) partial responses (PR), including one confirmed PR and one unconfirmed PR who confirmed with a 51.7% tumor reduction in a subsequent scan, out of nine evaluable MUM patients with at least two post-baseline scans pursuant to RECIST 1.1 guidelines, in predominantly second line, third line (2L / 3L) or later lines of treatment, as of data and analyses cutoff of April 13, 2021 based on preliminary data from an unlocked database (n=24 patients evaluable for safety and n=14 patients evaluable for efficacy)

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Drug-related adverse events observed in the darovasertib and binimetinib combination arm in MUM, as of April 13, 2021 data and analyses cutoff based on preliminary data from an unlocked database, primarily include: serious adverse events of liver toxicity, nausea and vomiting, and syncope; and adverse events that occurred in greater than 10% of patients of nausea, vomiting, diarrhea, rash, edema, aminotransaminase, or AST increase, alanine aminotransferase, or ALT, increase and creatine phosphokinase increase

Darovasertib / Crizotinib Combination Therapy

IDEAYA is continuing patient enrollment into the darovasertib / crizotinib combination arm of the Phase 1/2 clinical trial under the clinical trial collaboration and supply agreement with Pfizer.   Highlights:

•	Initiated dose expansion for a cohort of the Phase 1/2 darovasertib / crizotinib combination arm in MUM, with additional dose exploration ongoing
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Clinical data from the darovasertib and crizotinib combination in MUM patients showed one unconfirmed PR in a third-line patient, who confirmed with a 56.5% tumor reduction in a subsequent scan, as of data and analyses cutoff on May 5, 2021 based on preliminary data from an unlocked database (n=6 patients evaluable for safety and n=2 patients evaluable for response with at least one post-baseline scan)

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Drug-related adverse events observed in the darovasertib and crizotinib combination arm in MUM as of May 5, 2021, based on preliminary data from an unlocked database, primarily include: serious adverse events of syncope and hypotension, each of which resolved with patients continuing dosing; and adverse events that occurred in at least two of the six treated patients of nausea, diarrhea, vomiting, edema, decreased appetite, and syncope

•	Amended Pfizer clinical trial collaboration and supply agreement to enable expansion for 40 additional patients on darovasertib / crizotinib combination
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Observed preclinical synergies between darovasertib and crizotinib in relevant cellular models under conditions simulating a tumor microenvironment in the liver, the site of approximately 90% of uveal melanoma metastases; study data reported at AACR 2021

•

Correlated cMET expression and activation to observed clinical response based on a retrospective analysis of human clinical biopsies from the Novartis darovasertib Phase 1 clinical trial, supporting cMET expression / activation as potential combination agent

Darovasertib – Other Potential Indications

IDEAYA is evaluating the potential for darovasertib in GNAQ mutation-mediated rare diseases, including Sturge-Weber Syndrome (SWS) and Port Wine Stains (PWS), neurocutaneous disorders characterized by capillary malformations and associated with mutations in GNAQ. The US/EU5 prevalence of SWS patients who may potentially benefit from chronic treatment is approximately 13,000 to 33,000 patients.  PWS is a potential related indication with an estimated US/EU5 prevalence of patients with extensive involvement – who have port-wine-stain over the trunk and extremities as well as the head and neck, of approximately 235,000 patients. Highlights:

•	Targeting FDA clearance in the first half of 2022 to initiate a Phase 1 clinical trial to evaluate darovasertib in SWS and extensive involvement of PWS populations

General

IDEAYA continues to monitor Covid-19 and its potential impact on clinical trials and timing of clinical data results.  Initiation of clinical trial sites, patient enrollment and ongoing monitoring of enrolled patients, including obtaining patient computed tomography (CT) scans, may be impacted for IDEAYA clinical trials evaluating IDE397 and darovasertib; the specific impacts are currently uncertain.

Corporate Updates

IDEAYA’s net losses were $10.9 million and $9.0 million for the three months ended June 30, 2021 and March 31, 2021, respectively. As of June 30, 2021, the company had an accumulated deficit of $147.0 million.

As of June 30, 2021, IDEAYA had cash, cash equivalents and marketable securities of $312.4 million. IDEAYA supplemented its second-quarter-end cash, cash equivalents and marketable securities with an additional $86.5 million in aggregate net proceeds, after deducting underwriting discounts and commissions but before deducting other offering expenses, received subsequent to quarter end from the sale and issuance of 5,333,333 shares of common stock at an offering price of $17.25 per share pursuant to an underwritten public offering, including 695,652 shares of common stock upon the exercise in full of the overallotment option by the underwriters.

IDEAYA believes that its cash, cash equivalents and marketable securities will be sufficient to fund our planned operations into 2025. These funds will support the company’s efforts through potential achievement of multiple preclinical and clinical milestones across multiple programs.

Our updated corporate presentation is available on our website, at our Investor Relations page: https://ir.ideayabio.com/.

Financial Results

As of June 30, 2021, IDEAYA had cash, cash equivalents and short-term marketable securities totaling $312.4 million. This compared to cash, cash equivalents and short-term and long-term marketable securities of $310.4 million at March 31, 2021.  The increase was primarily due to $15.4 million in net proceeds received during the three months ended June 30, 2021 from issuance of common stock under at-the-market offerings pursuant to the January 2021 Sales Agreement with Jefferies as sales agent, offset by cash used in operations and purchases of property and equipment.

Collaboration revenue for the three months ended June 30, 2021 totaled $8.8 million compared to $7.2 million for the three months ended March 31, 2021. Collaboration revenue was recognized for the performance obligations satisfied through June 30, 2021 under the GSK Collaboration Agreement.

Research and development (R&D) expenses for the three months ended June 30, 2021 totaled $15.0 million compared to $11.6 million for the three months ended March 31, 2021. The increase was primarily due to an increase in fees to CROs, CMOs and external consultants related to our lead product candidates, an increase in R&D headcount costs, an increase in external clinical development expenses for darovasertib and an increase in costs for laboratory supplies used in support of our research programs, offset by a decrease in external clinical development expenses for IDE397.

General and administrative (G&A) expenses for the three months ended June 30, 2021 totaled $4.8 million compared to $4.8 million for the three months ended March 31, 2021. An increase due to G&A headcount costs was offset by a decrease in costs associated with audit fees for the comparative periods.

The net loss for the three months ended June 30, 2021 was $10.9 million compared to $9.0 million for the three months ended March 31, 2021. Total stock compensation expense for the three months ended June 30, 2021 was $2.1 million compared to $1.9 million for the three months ended March 31, 2021.

About IDEAYA Biosciences

IDEAYA is a synthetic lethality focused precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics.  IDEAYAs approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its targeted therapies.  IDEAYA is applying its research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the timing of initiating the tumor biopsy cohort to evaluate tumor PD biomarkers and obtaining clinical PD data in the IDE397 monotherapy Phase 1 clinical trial, (ii)

the timing of identification of a development candidate for a PARG in inhibitor, (iii) the timing of identification of a development candidate for a Pol Theta inhibitor, (iv) the timing of a clinical data update for darovasertib combination(s), (v) the timing for obtaining FDA clearance to initiate a Phase 1 clinical trial to evaluate darovasertib in GNAQ mutation-mediated rare diseases, (vi) the enrollment of patients with certain tumor types in the IDE397 monotherapy Phase 1 clinical trial, (vii) the timing of obtaining FDA guidance for potential darovasertib registrational pathway, (viii) the impact of COVID-19, and (ix) the extent to which IDEAYA’s existing cash, cash equivalents, and marketable securities will fund its planned operations.  Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property, the effects on IDEAYA’s business of the worldwide COVID-19 pandemic, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s recent Quarterly Report on Form 10-Q filed on August 10, 2021 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Investor and Media Contact
IDEAYA Biosciences
Paul Stone
Senior Vice President and Chief Financial Officer
investor@ideayabio.com

IDEAYA Biosciences, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2021	June 30, 2020
Collaboration revenue	$8,756	$7,247	$16,003	$—
Operating expenses
Research and development	14,979	11,566	26,546	17,622
General and administrative	4,828	4,816	9,643	7,446
Total operating expenses	19,807	16,382	36,189	25,068
Loss from operations	(11,051)	(9,135)	(20,186)	(25,068)
Interest income and other income (expense), net	104	114	218	634
Net loss	$(10,947)	$(9,021)	$(19,968)	$(24,434)
Change in unrealized gains (losses) on marketable securities	(4)	(7)	(11)	(8)
Comprehensive loss	$(10,951)	$(9,028)	$(19,979)	$(24,442)
Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(0.28)	$(0.62)	$(1.18)
Weighted average number of shares outstanding, basic and diluted	32,854,926	31,761,207	32,321,481	20,626,139

IDEAYA Biosciences, Inc.

Condensed Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2021	2020
Cash and cash equivalents and short-term and long-term marketable securities	$312,430	$283,585
Total assets	328,401	298,269
Total liabilities	88,141	99,995
Total liabilities and stockholders’ equity	328,401	298,269